Exhibit 99.1

Media contact:	Investor contact:
Mike Jacobsen, APR	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com

FOR IMMEDIATE RELEASE:

October 27, 2011

DIEBOLD REPORTS THIRD QUARTER FINANCIAL RESULTS

Earnings overview presentation available at http://www.diebold.com/DBD3Q11.pdf

•	3Q EPS from continuing operations of $.65, or $.69 non-GAAP*

•	Total revenue for 3Q 2011 down $39.3 million compared with prior-year period

•	Company generates improvement in both gross and operating margin

•	3Q 2011 net debt* increased $57.8 million from 3Q 2010; 3Q 2011 free cash flow* of $30.5 million

•	Diebold repurchases 1.7 million of its shares during the quarter under its repurchase plan

•	Company raises FY non-GAAP* EPS guidance range to $2.15 – $2.25

NORTH CANTON, Ohio—Diebold, Incorporated (NYSE: DBD) today reported third quarter 2011 net income from continuing operations attributable to Diebold of $41.8 million, or $.65 per share, down from $44.1 million and $.66 per share, respectively, from the third quarter 2010. Third-quarter 2011 revenue was $709.3 million, down 5.2% from the third quarter 2010.

Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the third quarter 2011 were $.69 per share, down from $.73 per share in the third quarter 2010.

Business Review

Management commentary

“Once again we delivered sound performance during the third quarter, showing significant year-over-year improvement in profit margins—particularly in our services business. And we are delivering on our commitment to generate the majority of our earnings in the back half of the year,” said Thomas W. Swidarski, Diebold president and chief executive officer. “We continue to focus on more profitable business opportunities globally, while effectively driving improvements in our operations and reducing our cost structure. As a result, we are raising our previous earnings guidance range for 2011.

“North America continues to perform very well, with high demand for our financial self-service solutions,” continued Swidarski. “In fact, U.S. regional bank product orders once again increased well in excess of 100 percent—and the expected revenue is beginning to materialize as we approach the end of the year. While we also saw substantial revenue growth in Asia during the quarter, overall revenue was negatively impacted by a significant decrease in the cyclical Brazil voting business as well as declines in our overall security business.”

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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Swidarski concluded, “Looking at the remainder of 2011, we are revising our revenue outlook to reflect lower financial self-service revenue expectations in Europe and Brazil largely due to the recent strengthening of the dollar. With so many financial institutions facing a changing economic and regulatory environment, I remain extremely confident in our ability to provide leading-edge technology, software and expanded services that our customers are demanding to help measurably improve their business.”

Third Quarter Orders (constant currency)

Total global product and services orders decreased 3% compared with the prior-year period. Excluding Brazil election systems and lottery, total global orders were essentially flat. North America orders benefitted from strong financial self-service growth, led by significant growth in the U.S. regional bank space. Asia Pacific orders decreased 9% mainly due to the timing of orders in China. Orders decreased 31% within EMEA, primarily as the result of a large order in Turkey in the prior-year period, which created a difficult comparison. Excluding Brazil election systems and lottery, Latin America orders were essentially flat. Security orders declined as the U.S. bank branch business continues to be challenged.

Orders by Solution (Q3 2011 vs. Q3 2010)	% Change
Financial self-service solutions	2%
Security solutions	-9%
Total FSS & security	-1%
Brazil election systems & lottery	N/A

Total Global Order Entry	-3%

Orders by Geography (Q3 2011 vs. Q3 2010)	% Change
Diebold North America	11%
Total Diebold International	-16%
Latin America (incl. Brazil)	-12%
Asia Pacific	-9%
Europe, Middle East, and Africa	-31%
Total Global Order Entry	-3%

Results of Operations

Profit/loss summary—3rd quarter comparison (Dollars in millions)

Q3 2011							Q3 2010
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$709.3	$194.4	27.4%	$140.0	$54.4	7.7%	GAAP Results	$748.6	$193.9	25.9%	$141.5	$52.4	7.0%
	(0.7)		(2.1)	1.4		Restructuring		0.3		(0.1)	0.5
	—		(2.6)	2.6		Non-rout. Exp		—		(2.6)	2.6
	—		—	—		Non-rout. Inc		—		—	—
	—		—	—		Impairment		—		(3.0)	3.0
$709.3	$193.7	27.3%	$135.3	$58.4	8.2%	Non-GAAP Results	$748.6	$194.2	25.9%	$135.8	$58.5	7.8%

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Profit/loss summary—year-to-date comparison (Dollars in millions)

YTD 9/30/11							YTD 9/30/10
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$1,985.9	$513.3	25.8%	$424.9	$88.4	4.5%	GAAP Results	$2,032.8	$530.0	26.1%	$390.2	$139.8	6.9%
	8.3		(9.4)	17.7		Restructuring		0.6		(2.2)	2.8
	—		(13.1)	13.1		Non-rout. Exp		—		(3.7)	3.7
	—		—	—		Non-rout. Inc		—		4.1	(4.1)
	—		(3.0)	3.0		Impairment		—		(7.1)	7.1
$1,985.9	$521.6	26.3%	$399.4	$122.1	6.2%	Non-GAAP Results	$2,032.8.	$530.7	26.1%	$381.4	$149.2	7.3%

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

Revenue

Total revenue for the third quarter 2011 was down 5.2% compared to the third quarter 2010, including a net positive currency impact of approximately 3%. Growth in North America and Asia Pacific was more than offset by revenue declines in EMEA and in Latin America, where Brazil realized $36.4 million less election systems revenue in the third quarter of 2011, compared with the third quarter 2010.

Gross Margin

Total gross margin for the third quarter 2011 was 27.4%, an increase of 1.5 percentage points from the third quarter of 2010, due to more favorable customer and geographic mix.

Operating Expenses

Total operating expenses as a percentage of revenue for the third quarter 2011 were 19.7%, an increase of 0.8 percentage points from the third quarter of 2010. This increase is a result of lower revenue during the third quarter 2011, as operating expense decreased $1.5 million during the period. Operating expenses in the third quarter 2011 included $2.1 million of net restructuring charges primarily associated with restructuring efforts in EMEA. Third quarter 2011 operating expenses also included non-routine expenses of $2.6 million for legal, consultative, and audit costs related to the previously disclosed Foreign Corrupt Practices Act (FCPA) investigation.

Operating expenses in third quarter 2010 included non-routine expenses of $2.6 million related to the FCPA investigation, and $3.0 million in impairment charges and restructuring charges of $0.1 million.

Operating Profit

Operating margin was 7.7% of net sales in the third quarter 2011, an increase of 0.7 percentage points from the third quarter 2010. Non-GAAP operating profit* in the third quarter 2011 was $58.4 million, or 8.2% of sales, and $58.5 million, or 7.8% of sales, in the third quarter 2010 excluding applicable restructuring charges, non-routine expenses, and impairment charges.

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*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Taxes on Income from Continuing Operations

Third quarter 2011 income taxes on continuing operations were $11.3 million. This resulted in a third quarter income tax rate of 21% on both a GAAP and non-GAAP basis*. Full-year, non-GAAP tax rate is now expected to be approximately 26%*.

Income from Continuing Operations, net of tax (attributable to Diebold)

Income from continuing operations, net of tax, was $41.8 million, or 5.9% of revenue in the third quarter 2011, consistent on a percent of revenue basis with the third quarter 2010. Included in the third quarter 2011 net of tax results are restructuring charges of $1.2 million, and $1.6 million in non-routine expenses. Income from continuing operations net of tax in the third quarter 2010 included impairment charges of $2.3 million, net non-routine expenses of $1.9 million, and restructuring charges of $0.4 million.

Balance Sheet, Cash Flow and Liquidity

The company’s net debt* was $232.2 million at September 30, 2011, an increase in net debt of $267.4 million from the net investment* position at December 31, 2010 and an increase of $57.8 million from September 30, 2010. The increase in net debt during the third quarter was primarily the result of share repurchases. Diebold repurchased 1.7 million of its common shares for approximately $47 million under its repurchase plan in the third quarter. This leaves 0.7 million shares on the current Board repurchase authorization at September 30, 2011. The company’s net debt to capital ratio was 22% at September 30, 2011, -4% at December 31, 2010 and 14% at September 30, 2010.

Net cash used in operating activities was $54.7 million for the nine months ended September 30, 2011, an increase of $105.7 million from the nine months ended September 30, 2010. Free cash flow* in the third quarter 2011 was $30.5 million, a decrease of $26.9 million from the third quarter 2010. The company expects to generate the majority of its cash flow during the fourth quarter, which will significantly reduce net debt by year end.

Restructuring, non-routine expenses, and impairment charges

The company incurred restructuring charges, net of tax, of $1.2 million, or $.02 per share in the third quarter of 2011. The majority of these charges were associated with restructuring efforts in EMEA. For the full year, the company expects its restructuring charges to be in the range of $.28 to $.30 per share. In addition, in the third quarter 2011, the company incurred non-routine expenses, net of tax, of $1.6 million, or $.02 per share, related to the previously disclosed FCPA investigation.

In the third quarter 2010, restructuring charges net of tax were $0.4 million, or $0.01 per share. The majority of these charges were related to severance costs from the previously announced reorganization of the company’s North America and corporate functions, and the continued strategic realignment of the company’s global manufacturing. The company incurred an impairment charge in the third quarter 2010 of $2.3 million, or $.03 per share, net of tax, related to a previous cost-basis investment in a security company. During the third quarter 2010, the company also incurred non-routine expenses, net of tax, of $1.9 million, or $.03 per share, related to the previously disclosed FCPA investigation.

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*See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Foreign Corrupt Practices Act review

As previously disclosed, Diebold continues to conduct a global internal review of its compliance with the FCPA. The company excludes costs related to this review from its non-GAAP operating results as it provides a better overall understanding of the company’s historical financial performance and future prospects. Diebold cannot predict the length, scope or results of this review or related government investigations, or the impact, if any, on its results of operations.

Full-year 2011 outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations. Expectations for the full year 2011 are as follows:

•	Revenue

	Previous Guidance	Current Guidance
Total revenue	3% to 5%	Flat
Financial self-service	6% to 9%	2% to 4%
Security	-3% to flat	-3% to flat
Brazil election sys. / lottery	$100 million to $105 million	$95 million to $100 million

•	Earnings per share

	Previous Guidance	Current Guidance
2011 EPS (GAAP)	$1.43 - $1.69	$1.65 - $1.79
Restructuring charges	.35 - .31	.30 - .28
Non-routine exp.	.19 - .17	.17 - .15
Impairment	.03 - .03	.03 - .03
2011 EPS non-GAAP*	$2.00 - $2.20	$2.15 - $2.25

Overview presentation and conference call

More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Bradley C. Richardson will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

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*See accompanying notes for non-GAAP measures.

PAGE 6/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Revenue Summary by Product, Service and Geographic Area

Revenue Summary by Product and Service Solutions

(In Thousands)

	Q3 2011	Q3 2010	% Change	YTD 9/30/2011	YTD 9/30/2010	% Change
Financial Self-Service
Products	$235,595	$237,686	-1%	$659,313	$645,127	2%
Services	288,176	273,049	6%	837,969	806,306	4%

Total Fin. self-service	523,771	510,735	3%	1,497,282	1,451,433	3%

Security solutions
Products	42,601	49,150	-13%	130,445	149,545	-13%
Services	100,810	103,970	-3%	304,330	298,243	2%

Total Security	143,411	153,120	-6%	434,775	447,788	-3%

Total Fin. self-service & security	667,182	663,855	1%	1,932,057	1,899,221	2%

Election Systems & Lottery
Products	42,140	84,760	-50%	53,792	133,553	-60%
Services	—	5	n/m	12	25	-52%

Total Election Systems & Lottery	42,140	84,765	-50%	53,804	133,578	-60%

Total Revenue	$709,322	$748,620	-5%	$1,985,861	$2,032,799	-2%

Revenue Summary by Geographic Segment
	Q3 2011	Q3 2010	% Change	YTD 9/30/2011	YTD 9/30/2010	% Change
Diebold North America	$364,144	$349,673	4%	$1,008,100	$968,508	4%
Diebold International
Latin America (incl. Brazil)	170,401	248,649	-31%	447,495	573,976	-22%
Asia Pacific*	101,493	68,391	48%	281,504	257,249	9%
Europe, Middle East, Africa	73,284	81,907	-11%	248,762	233,066	7%

Total Diebold International	345,178	398,947	-13%	977,761	1,064,291	-8%

Total Revenue	$709,322	$748,620	-5%	$1,985,861	$2,032,799	-2%

*Q3 2010 includes a reduction of $18.7 million in revenue due to an out-of-period accounting adjustment

Other income/(expense), net summary:

	Q3 2011	Q3 2010	YTD 9/30/11	YTD 9/30/10
Other income/(expense)	($447)	$1,915	$1,010	$4,016
Foreign ex. gain/(loss), net	(349)	5,428	97	234
Interest expense	(8,110)	(9,631)	(26,298)	(27,987)
Investment income	8,538	10,487	29,105	23,976
Total other income / (expense), net	($368)	$8,199	$3,914	$239

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PAGE 7/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

Notes for Non-GAAP Measures

1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2011	Q3 2010	YTD 9/30/11	YTD 9/30/10
Total EPS from continuing operations (GAAP measure)	$0.65	$0.66	$0.99	$1.49
Restructuring charges	0.02	0.01	0.22	0.03
Non-routine expenses	0.02	0.03	0.12	0.05
Non-routine income	—	—	—	(0.05)
Impairment charges	—	0.03	0.03	0.08
Total adjusted EPS (non-GAAP measure)	$0.69	$0.73	$1.36	$1.60

The sums of the quarterly figures do not equal year-to-date figures due to rounding or differences in the weighted-average number of shares outstanding during the respective periods.

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes non-GAAP EPS from continuing operations is an indication of the company’s base-line performance. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.

2.	Free cash flow (use) is calculated as follows:

	Q3 2011	Q3 2010	YTD 9/30/11	YTD 9/30/10
Net cash provided / (used) by operating activities (GAAP measure)	$45,310	$68,545	$(54,664)	$51,073
Capital expenditures	(14,769)	(11,075)	(38,456)	(37,991)
Free cash flow / (use) (non-GAAP measure)	$30,541	$57,470	$(93,120)	$13,082

The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net investment/(debt) is calculated as follows:

	9/30/2011	12/31/2010	9/30/2010
Cash, cash equivalents and short-term investments (GAAP measure)	$472,210	$601,781	$435,277
Debt instruments	(704,436)	(566,632)	(609,667)
Net investment/(debt) (non-GAAP measure)	$(232,226)	$35,149	$(174,390)

The company’s management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. A vast majority of the Company’s cash and cash equivalents and short-term investments reside in international tax jurisdictions.

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PAGE 8/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

	Q3 2011	Q3 2010	YTD 9/30/2011	YTD 9/30/2010
GAAP Operating Profit	$54,412	$52,379	$88,383	$139,819
GAAP Operating Profit %	7.7%	7.0%	4.5%	6.9%
Restructuring Charges	1,437	483	17,723	2,793
Non-routine Expenses	2,584	2,593	13,064	3,667
Non-routine Income	—	—	—	(4,148)
Impairment Charges	—	3,000	2,962	7,096
Non GAAP Operating Profit	$58,433	$58,455	$122,132	$149,227
Non GAAP Operating Profit %	8.2%	7.8%	6.2%	7.3%

The company’s management believes excluding restructuring charges, non-routine expenses/income and impairment charges from operating margins is an indication of the company’s baseline performance. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•

changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the amount of cash and non-cash charges in connection with the restructuring of the company’s EMEA operations

•

the continuing effects of the economic downturn and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

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PAGE 9/ DIEBOLD REPORTS 2011 THIRD QUARTER FINANCIAL RESULTS

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the company’s ability to maintain effective internal controls;

•	changes in the company’s intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•	unanticipated litigation, claims or assessments, as well as the impact of any current/pending lawsuits;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•

the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action such as the recently enacted U.S. health care legislation;

•	the amount and timing of repurchases of the company’s common shares, if any;

•	the outcome of the company’s global FCPA review and any actions taken by government agencies in connection with the company’s self disclosure, including the pending SEC investigation; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.

About Diebold

Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio region, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s website at www.diebold.com.

###

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED INCOME STATEMENTS—UNAUDITED

(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended September 30,		Nine months ended September 30,

	2011	2010	2011	2010
Net Sales
Product	$320,336	$371,596	$843,550	$928,225
Service	388,986	377,024	1,142,311	1,104,574

Total	709,322	748,620	1,985,861	2,032,799

Cost of goods
Product	237,378	279,742	631,010	693,761
Service	277,558	274,984	841,571	808,990

Total	514,936	554,726	1,472,581	1,502,751

Gross Profit	194,386	193,894	513,280	530,048

Percent of net sales	27.4%	25.9%	25.8%	26.1%

Operating expenses
Selling, general and administrative	121,508	119,425	364,670	329,193
Research, development and engineering	18,466	19,090	57,265	53,940
Impairment of assets	—	3,000	2,962	7,096

Total	139,974	141,515	424,897	390,229
Percent of net sales	19.7%	18.9%	21.4%	19.2%

Operating profit	54,412	52,379	88,383	139,819
Percent of net sales	7.7%	7.0%	4.5%	6.9%

Other income / (expense), net	(368)	8,199	3,914	239

Income from continuing operations before taxes	54,044	60,578	92,297	140,058
Taxes on income	(11,262)	(15,144)	(23,767)	(38,359)

Income from continuing operations	42,782	45,434	68,530	101,699
Income from discontinued operations—net of tax	—	2,043	518	390

Net income	42,782	47,477	69,048	102,089

Less: Net income attributable to noncontrolling interest	(1,027)	(1,372)	(3,988)	(2,329)

Net income attributable to Diebold, Inc.	$41,755	$46,105	$65,060	$99,760

Basic weighted average shares outstanding	63,626	65,705	64,797	65,982
Diluted weighted average shares outstanding	64,186	66,421	65,304	66,569

Basic Earnings Per Share:
Income from continuing operations	$0.66	$0.67	$0.99	$1.50
Income from discontinued operations	—	0.03	0.01	0.01

Net income	$0.66	$0.70	$1.00	$1.51

Diluted Earnings Per Share:
Income from continuing operations	$0.65	$0.66	$0.99	$1.49
Income from discontinued operations	—	0.03	0.01	0.01

Net income	$0.65	$0.69	$1.00	$1.50

Amounts Attributable to Diebold, Inc.
Income from continuing operations—net of tax	$41,755	$44,062	$64,542	$99,370
Income from discontinued operations	—	2,043	518	390

Net income attributable to Diebold, Inc.	$41,755	$46,105	$65,060	$99,760

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$256,814	$328,658
Short-term investments	215,396	273,123
Trade receivables, net	429,434	404,501
Inventories	512,357	444,575
Other current assets	284,696	263,179

Total current assets	1,698,697	1,714,036

Securities and other investments	72,640	76,138
Property, plant and equipment, net	194,659	203,462
Goodwill	254,614	269,398
Other assets	244,409	256,756

Total assets	$2,465,019	$2,519,790

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$37,266	$15,038
Accounts payable	214,272	214,288
Other current liabilities	534,623	580,439

Total current liabilities	786,161	809,765
Long-term debt	666,293	550,368
Long-term liabilities	154,182	169,843

Total Diebold, Inc. shareholders’ equity	830,718	961,155
Noncontrolling Interests	27,665	28,659

Total equity	858,383	989,814

Total liabilities and equity	$2,465,019	$2,519,790

DIEBOLD, INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(IN THOUSANDS)

	Nine months ended September 30,
	2011	2010
Cash flow from operating activities:
Net income	$69,048	$102,089
Adjustments to reconcile net income to cash
used in operating activities:
Devaluation of Venezuelan balance sheet	-	5,148
Depreciation and amortization	58,638	59,242
Other	10,090	13,608

Cash flow from changes in certain assets and liabilities:
Trade receivables	(36,418)	(99,647)
Inventories	(84,179)	(37,213)
Accounts payable	3,271	28,977
Refundable income taxes	(7,365)	74,468
Certain other assets and liabilities	(67,749)	(95,599)

Net cash (used in) provided by operating activities	(54,664)	51,073

Cash flow from investing activities:
Proceeds from sale of discontinued operations	2,520	1,815
Net investment activity	39,802	(13,551)
Capital expenditures	(38,456)	(37,991)
Purchase of finance receivables, net of cash collections	17,826	(18,939)
Increase in certain other assets & other	(17,346)	(16,865)

Net cash provided by (used in) investing activities	4,346	(85,531)

Cash flow from financing activities:
Dividends paid	(55,146)	(53,989)
Net borrowings	138,748	26,387
Repurchase of common shares	(104,852)	(24,786)
Other	(2,325)	819

Net cash used in financing activities	(23,575)	(51,569)

Effect of exchange rate changes on cash	2,049	(2,576)

Decrease in cash and cash equivalents	(71,844)	(88,603)
Cash and cash equivalents at the beginning of the period	328,658	328,426

Cash and cash equivalents at the end of the period	$256,814	$239,823